Exhibit (g) iv. a. 4.

AMENDMENT to

ALL REINSURANCE AGREEMENTS (open and terminated)

(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

SCOR GLOBAL LIFE AMERICAS REINSURANCE COMPANY

(hereinafter the “Reinsurer”)

Effective January 1, 2012, the Amendment Effective Date, the following information regarding the Long Term Care (LTC) Rider will be added to the Accepted Coverages provision in the Agreements:

1.	Effective January 1, 2012 through December 31, 2012, the LTC rider shall be eligible for reinsurance as a rider on the base product for

a.	the Whole Life Legacy 100 product, and

b.	Term and Perm into the Whole Life Legacy 100 product.

2.	Effective January 1, 2013 and later, the LTC rider shall be eligible for reinsurance as a rider on the base product for

a.

the five traditional permanent products listed (Whole Life Legacy 100, Limited Pay Whole Life – LP10, Limited Pay Life to Age 65 – LP65, Whole Life Legacy High Early Cash Value and Whole Life Legacy 20 Pay), and

b.	Term and Perm into any of the five traditional permanent products listed above.

A description of the LTC rider reinsurance coverage is in the attached EXHIBIT I.

This Amendment is meant to apply to reinsurance directly written on products for which the LTC rider is available, as well as to reinsurance on              to products for which the LTC rider is available.

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

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IN WITNESS WHEREOF, the parties hereto execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	9-27-12
Peter G. Ferris
Second Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	9-27-12
Peter G. Ferris
Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	9-27-12
Peter G. Ferris
Second Vice President & Actuary

SCOR GLOBAL LIFE U.S. RE INSURANCE COMPANY

By:	/s/ Glenn Cunningham	Date:	September 21, 2012
Print name:	Glenn Cunningham
Title:	Executive Vice President

SCOR GLOBAL LIFE U.S. RE INSURANCE COMPANY

By:	/s/ Robin S. Blackwell	Date:	September 25, 2012
Print name:	Robin S. Blackwell
Title:	Assistant Vice President

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EXHIBIT 1: Long Term Care Rider

The Long Term Care Rider (LTC) allows             .

1.	If a .

            .

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TABLE A

Sample Life Expectancy After LTC Benefits Paid

[table deleted]

Example for              is described below:

Example:

[table deleted]

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AMENDMENT to the

SELECTED REINSURANCE AGREEMENTS listed in Exhibit I

(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter referred to as the “Ceding Company”)

and

SCOR GLOBAL LIFE AMERICAS REINSURANCE COMPANY

(hereinafter referred to as the “Reinsurer”)

Effective July 30, 2012, the Amendment Effective Date, the Agreements are hereby revised to             . The              guidelines in the attached Exhibit II shall be added to the Underwriting Guidelines section of the Agreements. It is agreed by the Reinsurer and the Ceding Company, with the              residents that the Agreements will             .

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

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IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	2-13-13
Peter G. Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	2-13-13
Peter G. Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	2-13-13
Peter G. Ferris
Vice President & Actuary

SCOR GLOBAL LIFE AMERICAS REINSURANCE COMPANY

By:	/s/ Robin S Blackwell	Date:	February 7, 2013
Print name:	Robin S Blackwell
Title:	Assistant Vice President

SCOR GLOBAL LIFE AMERICAS REINSURANCE COMPANY

By:	/s/ Glenn Cunningham	Date:	February 5, 2013
Print name:	Glenn Cunningham
Title:	Executive Vice President

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Exhibit I

Effective Date of Agreement	Description	TAI Code

8/1/2008	VUL III (XL)

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Exhibit II

            .

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            .

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            .

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            .

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            .

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Country Classifications

[table deleted]

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Country Classifications

[table deleted]

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Country Classifications

[table deleted]

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Country Classifications

[table deleted]

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Country Classifications

[table deleted]

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Country Classifications

[table deleted]

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Country Classifications

[table deleted]

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Country Classifications

[table deleted]

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Country Classifications

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AMENDMENT to the

SELECTED REINSURANCE AGREEMENTS

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter referred to as the “Ceding Company”)

and

SCOR GLOBAL LIFE AMERICAS REINSURANCE COMPANY

(formerly XL Re Life America Inc.)

(hereinafter referred to as the “Reinsurer”)

Effective January 1, 2013, the Amendment Effective Date, Article III - Basis of Reinsurance of the Agreements in the attached Exhibit will be replaced with the attached Article III - Basis of Reinsurance revising to              table.

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	1-8-13
Peter G. Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	1-8-13
Peter G. Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	1-8-13
Peter G. Ferris
Vice President & Actuary

SCOR GLOBAL LIFE AMERICAS REINSURANCE COMPANY

By:	/s/ Glenn Cunningham	Date:	January 3, 2013
Print name:	Glenn Cunningham
Title:	Executive Vice President

SCOR GLOBAL LIFE AMERICAS REINSURANCE COMPANY

By:	/s/ Robin S. Blackwell	Date:	January 7, 2013
Print name:	Robin S. Blackwell
Title:	Assistant Vice President

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Exhibit

Effective Date of Agreement	Description	TAI Code
8/1/2008	VUL III

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ARTICLE III: BASIS OF REINSURANCE

A.	Life insurance shall be reinsured on a . The Reinsurer .

B.	For the purpose of this Agreement, except as noted below, the net amount at risk shall be .

C.

The amount at risk may be determined using actual cash values, account values, tabular values, or by other methods agreeable to the Ceding Company and the Reinsurer. Schedule D – Special Net Risk Calculations defines special methods for calculating the net amount at risk different from B of this Article.